As filed with the Securities and Exchange Commission on April_____, 2003
                                            Registration No. 333-_______________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            nSTOR TECHNOLOGIES, INC.
                            ------------------------
             (Exact name of registrant as specified in its charter)

--------------------------------------------------------------------------------

          Delaware                                          95-2094565
-------------------------------                       -------------------
(State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                       Identification No.)
--------------------------------------------------------------------------------

6190 Corte Del Cedro, Carlsbad, California                        92009
-------------------------------------------                    ----------
 (Address of Principal Executive Offices)                      (Zip Code)


                 nStor Technologies, Inc. 2001 Stock Option Plan
                            (Full Title of the Plan)

                                   Jack Jaiven
                          Vice President and Treasurer
                            nStor Technologies, Inc.
                              100 Century Boulevard
                         West Palm Beach, Florida 33417
                     (Name and address of agent for service)


                                 (561) 640-3105
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)



                             CALCULATION OF REGISTRATION FEE
------------------------ --------------- ---------------------- ----------------- -------------
       Title of           Amount to be     Proposed Maximum     Proposed Maximum   Amount of
                                                                   Aggregate
   Securities to be        Registered     Offering Price Per     Offering Price   Registration
      Registered             (1)(2)            Share (3)              (3)             Fee
------------------------ --------------- ---------------------- ----------------- -------------

Common Stock, par          2,500,000             $.58              $1,450,000       $117.30
value $.05 per share         shares
------------------------ --------------- ---------------------- ----------------- -------------


(1) Represents shares issuable upon the exercise of options granted and/or to be granted under the nStor Technologies, Inc. 2001 Stock Option Plan (the "Plan").
(2) This Registration Statement also covers an indeterminate amount of securities to be offered or sold as a result of any adjustments from stock splits, stock dividends or similar transactions, pursuant to Rule 416 under the Securities Act of 1933, as amended or as a result of the adjustment provisions of the Plan.
(3) Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended, and is based on the average of the high and low selling prices per share of the Registrant's Common Stock as reported on the American Stock Exchange on April 8, 2003.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The documents containing the information specified in Part I of this Registration Statement will be sent or given to all persons who participate in the Company's 2001 Stock Option Plan (the "Plan"), as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). These documents are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

        The following documents previously filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are hereby incorporated by reference in this Registration Statement on Form S-8:

        1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

        2. The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, as filed with the Commission on April 16, 1997, pursuant to Section 12(b) of the Exchange Act.

        3. All documents and reports subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all shares offered hereby have been sold or which deregisters all shares then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

        Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.

Item 4.  Description of Securities.

        Not applicable. The class of securities to be offered is registered under Section 12 of the Exchange Act.


Item 5.  Interest of Named Experts and Counsel.

        Non applicable.


Item 6.  Indemnification of Directors and Officers.

        The Registrant, a Delaware corporation, has included in its Restated Certificate of Incorporation and Bylaws provisions to (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty, provided that such provision does not eliminate liability for breaches of the duty of loyalty, acts or omissions not in good faith or which involves intentional misconduct or a knowing violation of law, violations under
Section 174 of the Delaware General Corporation Law or for any transaction from which the director derived an improper personal benefit and (ii) indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law. The Registrant believes that these provisions are necessary to attract and retain qualified persons as directors and officers.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company's directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


Item 7.  Exemption from Registration Claimed.

        Not applicable.


Item 8.  Exhibits.

        The exhibits filed as part of this Registration Statement are as follows:

        Exhibit
        Number        Description

         5.1 Opinion of Akerman, Senterfitt & Eidson, P.A. regarding the legality of the Common Stock being registered
        10.1          nStor Technologies, Inc. 2001 Stock Option Plan (1)
        23.1          Consent of Akerman, Senterfitt & Eidson,P.A. (contained in
                      Exhibit 5.1)
        23.2          Consent of Swenson Advisors, LLP
        23.3          Consent of BDO Seidman, LLP
        24            Powers of Attorney (included as part of the signature page hereto)
--------------
(1) Incorporated by reference to the Registrant's Registration Statement on Form S-8 (File No.:333-87078) filed with the Commission on April 26, 2002

Item 9.  Undertakings.

        (a) The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) to include any prospectus required by Section 10(a)(3)
               of the Securities Act;

                      (ii) to  reflect  in the  prospectus  any  facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                      (iii) to include any material information  with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned  Registrant  hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of West Palm Beach, and the State of Florida, this 11 day of April, 2003.

                                       nSTOR TECHNOLOGIES, INC.

                                       By: /s/ Jack Jaiven
                                       -----------------------------------------
                                       Jack Jaiven, Vice President and Treasurer

                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints H. Irwin Levy and Jack Jaiven, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

SIGNATURE                               TITLE                             DATE
--------                                -----                             ----

/s/ H. Irwin Levy         Chairman of the Board and Chief         April 11, 2003
-----------------------   Executive Officer (Principal Executive
H. Irwin Levy             Officer)


/s/ Roger H. Felberbaum   Director                                April 11, 2003
-----------------------
Roger H. Felberbaum


/s/ Jack Jaiven           Vice President and Treasurer            April 11, 2003
-----------------------   (Principal Financial and
Jack Jaiven               Accounting Officer)


/s/ Bernard Green         Director                                April 11, 2003
-----------------------
Bernard Green


/s/ Michael L. Wise       Director                                April 11, 2003
-----------------------
Michael L. Wise


/s/ Stanley Brenner       Director                                April 11, 2003
-----------------------
Stanley Brenner

                                  EXHIBIT INDEX



Exhibit
Number  Description

 5.1    Opinion of Akerman, Senterfitt & Eidson, P.A.

23.2    Consent of Swenson Advisors, LLP

23.3    Consent of BDO Seidman, LLP